Exhibit 10.22
AMENDMENT #5 TO LEASE
     THIS AMENDMENT #5 TO LEASE (this “Amendment”) is made and entered into as of this 5 day of April, 2006, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY. As landlord (“Landlord”), and AMERICAN HOMEPATIENT, INC. as tenant (“Tenant”).
RECITALS:
     WHEREAS, Landlord and Tenant heretofore entered into that certain Lease (the “Original Lease”) dated October 25, 1995, for the lease of 29, 096 square feet of rentable area on the fourth floor of the Parklane Building (the “Building”) located at 5200 Maryland Way, Brentwood, Tennessee 37027; and
     WHEREAS, Landlord and Tenant amended the Original Lease by Amendment #1 to Lease dated January 2, 1996, thereby adjusting the occupancy date and extending the term of the Original Lease, and
     WHEREAS, Landlord and Tenant further amended the Original Lease by Amendment #2 to Lease dated October 29, 1996, thereby increasing the Leased Premises by 2,166 rentable square feet; and
     WHEREAS, Landlord and Tenant further amended the Original Lease by Amendment #3 to Lease dated June 25, 1997, thereby further increasing the Leased Premises by 14, 377 rentable square feet and extending the term of the Original Lease; and
     WHEREAS, Landlord and Tenant further amended the Original Lease by Amendment #4 to Lease dated November 15, 2002, thereby extending the term, restate the fixed minimum rent, and reduced the Leased Premises by 16,543 rentable square feet to 29,096 rentable square feet, effective January 1, 2003; and
     NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties as set forth herein, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO THE EXISTING LEASE
     1.1. Effective Date. The effective date of this Amendment shall be as of 12:01 a.m. on February 1, 2006 (the “Effective Date”).
     1.2 Definitions. For purposes of this Amendment, the term “Existing Lease” means the Original Lease, as heretofore amended by Amendment #1 to Lease dated January 2, 1996, by Amendment #2 to Lease dated October 29, 1996, and by Amendment #3 to Lease dated June 25, 1997, by Amendment #4 to Lease dated November 15, 2002; and the term “Lease” means the Existing Lease as further amended by this Amendment #5 to Lease. All other capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Lease.
     1.3 Extension of Term. The term of the Lease is extended to July 31, 2010, unless sooner terminated as provided in the Lease.
     1.4 Rent. Effective on the Effective Date, fixed minimum rent for the Leased Premises shall be as follows:

	Annual Minimum	Monthly Minimum
Dates	Rent	Rent
02/01/06 — 01/31/07	$526,637.60	$43,886.47
02/01/07 — 01/31/08	$538,276.00	$44,856.33
02/01/08 — 01/31/09	$549,914.40	$45,826.20
02/01/09 — 07/31/10	$561,552.80	$46,796.07
     1.5 Tenant Improvements. Landlord shall provide a $3.00 psf or $87,288.00 Tenant Improvement Allowance. Tenant may use this allowance for a generator or other mutually approved costs, but must spend the money within six (6) months of execution. In addition to the aforementioned Tenant Improvement Allowance, Landlord will pay $3,140 for defects in cabinetry in the breakroom per estimate provided by contractor to Tenant (See attached Exhibit B).
     1.6 Other. Landlord will complete common area renovations per building standard but will allow Tenant to pick a carpet finish in the 4th floor elevator lobby that matches its interior and reception areas. Landlord will contribute an additional $21,675 above the aforementioned Tenant Improvement Allowance and Tenant will contribute $14,132 towards the renovations in the elevator and reception areas as further identified in Exhibit C and C-1 attached. At the end of the Lease term if Tenant vacates, Tenant will replace carpet in lobby (see attached Exhibit C) to meet building standard for lobby areas. The price on this replacement carpet is $4,237, this along with the Tenant contribution of other renovations in the amount of $14,132 will be charged to the Tenant Improvement Allowance above. This will leave a Tenant Improvement Allowance balance of $68,919 to be used for a generator or other mutually approved costs.

II. MISCELLANEOUS
     2.1 Brokers. Each of Landlord and Tenant represent that is has not dealt with any broker in connection with this Amendment other than Colliers Turley Martin Tucker (the “Broker”), and Landlord hereby agrees to pay a leasing commission to the Broker in accordance with a separate agreement. Each Party covenants and agrees to pay, hold harmless and indemnify the other Party from and against any and all cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other broker or agent with whom such indemnifying Party has had any dealings or negotiations with respect to this Amendment.
     2.2 Gender and Context. As used herein, all terms shall include the singular and plural, and all genders as the context may reasonably require.
     2.3 Counterparts. This Amendment may be executed in multiple counterparts each of which said executed counterparts shall be deemed an original for all purposes.
     2.4 Controlling Law. This Amendment shall be interpreted, governed and construed pursuant to the laws of the State of Tennessee.
     2.5 Severability. In the event that any provisions or clauses of this Amendment conflict with or are contrary to applicable law, such conflicting or contrary provisions shall not affect any other provisions which can be given effect without the conflicting provisions, and to this end, the provisions of this Amendment are declared to be severable to allow the striking of any and all provisions which conflict with or are contrary to law while all other provisions of this Amendment shall continue to be effective and fully operable.
     2.6 Time of Essence. Time is of the essence with respect to all the obligations and covenants in this Amendment.
     2.7 Conflicts with Exhibits. Any and all Exhibits attached hereto and made a part hereof are subordinate in nature to this Amendment, and if there is anything therein which is inconsistent with this Amendment, this Amendment shall govern.
     2.8 Effect on Existing Lease. Except as specifically amended by this Amendment, the Existing Lease shall remain in full force and effect as heretofore written.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written to be effective as provided herein.

LANDLORD:
PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account
By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/	Mark F. Scholz
Investment Director
Asset Management
April 21 2006
TENANT:
AMERICAN HOMEPATIENT, INC.

By:	/s/	S. Clanton
Title:		Executive Vice President